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                                                                  EXHIBIT 10.2.1


                       AMENDMENT TO EMPLOYMENT AGREEMENT
                       ---------------------------------

     This Agreement is made effective March 31, 1998, by and through Optical Security Group, Inc. ("Company") and Richard Bard ("Employee") and is an amendment to the Employment Agreement existing between the Company and Richard Bard effective April 1, 1996.

     The April 1, 1996 Agreement is hereby ratified and reaffirmed except as hereinafter specifically modified:

1.   Term of Employment.  Section 2 is hereby modified to read:

     Employee's employment hereunder shall be for a term of five years commencing on April 1, 1996, unless earlier terminated under the provisions of paragraphs 7 or 8 of this Agreement. The parties acknowledge that Employee has been employed by the Company since September 17, 1993, under a written employment agreement. This Agreement supersedes and replaces all previous employment agreements, oral or written, between the parties except paragraph 6, which applies retroactively to Employee's first date of employment.

2.   Compensation. Section 3 is hereby modified to read:

     Salary. As compensation for services, Employee shall be paid a salary of $150,000.00 for the first year, $175,000.00 for the second year, $200,000.00 for the third year and $240,000.00 for the fourth and fifth years, subject to all federal, state and municipal withholding requirements, payable in semi-monthly installments in arrears on the Company's normal salary payment dates.
Employee's salary shall be reviewed annually and may be adjusted by action of the Board of Directors of the Company, but the salary in any year shall not be less than the prior year's salary plus an appropriate cost of living adjustment.

3.   Bonus.  Section 3-5 is hereby modified to read:

     Employee shall be entitled to annual bonuses in such amounts as may be determined by the Board of Directors. In addition Employee shall be entitled to receive a stock bonus of 250,000 shares of the Company's common stock immediately prior to closing of any of the following transactions before March 31, 2003: (a) merger, consolidation, or share-for-share exchange with another company and the Company is note surviving entity or, (b) sale of all or substantially all of the Company's assets in one transaction or a series of connected transactions.

     IN WITNESS WHEREOF, the parties hereto have executed this agreement to be effective as specified above.


                                        OPTICAL SECURITY GROUP, INC.


                                        /s/Richard H. Bard
                                        ------------------
                                        Richard H. Bard,
ATTEST:                                 Chief Executive Officer


                                        /s/Richard H. Bard
                                        ------------------
/s/Catherine M. Gotwal                  Richard H. Bard
----------------------
Catherine M. Gotwalt



July 16, 1998